UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 29, 2010

JIANGBO PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

001-34763	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200
(Address of principal executive offices and zip code)

(0086)535-7282997

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2010, Mr. Wubo Cao resigned from his position as the Chief Executive Officer of Jiangbo Pharmaceuticals, Inc (the “Company”).  Mr. Cao will continue in his role as Chairman of the Company’s Board of Directors. There were no disagreements between Mr. Cao and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.

The Company’s Board of Directors approved the appointment of Mr. Linxian Jin as the Company’s new Chief Executive Officer effective July 1, 2010.  Mr. Jin, age 44 joined Laiyang Jiangbo Pharmaceuticals, Inc., a wholly owned subsidiary of the Company, as Deputy General Manager of Production Technology in April 2008. From July 2006 to March 2008, Mr. Jin was the General Manager of Shandong Luxi Pharmacy Co., Ltd and Deputy General Manager of Shandong Quancheng Pharmaceutical Co., Ltd.  From October 2000 to June 2006, Mr. Jin served as Deputy General Manager with Zibo Hualong Pharmaceutical Co., Ltd. and Linuo Group Jinan Yongning Pharmaceutical Co., Ltd. Mr. Jin began his career in 1990 with Shandong Zaozhuang First Pharmaceutical Factory, where he held several different positions during his ten-year tenure , including Head of Quality Inspection Department, Production Manager, Marketing Manager, and Assistant to General Manager.  Mr. Jin holds a bachelor degree with a major in Chemical Pharmaceutical from East China University of Science and Technology.

The Company has agreed in principle to pay Mr. Jin an annual salary of RMB180,000 in cash and 7,000 shares of its common stock for his services as Chief Executive Officer of the Company.  In addition, the Company has agreed in principle that Mr. Jin shall be eligible to receive up to an additional 9,000 shares of its common stock per year as performance based bonus compensation for his services as Chief Executive Officer of the Company. The Company has not yet entered into any formal employment agreement with Mr. Jin with respect to his services as Chief Executive Officer of the Company

Mr. Jin has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Jin had, or will have, a direct or indirect material interest.

On June 29, 2010, the Board of Directors of the Company received the resignation of Mr. Xu Haibo from his position as a member of the Company’s Board of Directors, effective July 1, 2010. There were no disagreements between Mr. Xu and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.  A copy of Mr. Xu’s resignation letter is attached hereto as Exhibit 17.1.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description
17.1	Resignation Letter dated June 30, 2010 of Xu Haibo to the Board of Directors of Jiangbo Pharmaceuticals, Inc
99.1	Press Release dated July 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIANGBO PHARMACEUTICALS, INC.

By:	/s/ Elsa Sung
Name:	Elsa Sung
Title:	Chief Financial Officer

Dated: July 2, 2010